Exhibit 99.1
NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2009 FOURTH QUARTER AND FULL-YEAR RESULTS
     CHICAGO, January 21 - GATX Corporation (NYSE:GMT) today reported 2009 fourth quarter net income of $21.5 million or $.45 per diluted share, compared to net income of $28.9 million or $.58 per diluted share in the fourth quarter of 2008. The 2009 fourth quarter results include a $7.4 million or $.15 per diluted share tax benefit related to realized foreign tax credits and a $2.2 million or $.05 per diluted share after-tax unrealized loss associated with interest rate swaps at our European rail affiliate, AAE Cargo. The 2008 fourth quarter results include a $6.1 million or $.12 per diluted share after-tax unrealized loss associated with AAE swaps.
     Net income for the full-year 2009 was $81.4 million or $1.70 per diluted share, compared to net income of $194.8 million or $3.88 per diluted share in the prior year. The 2009 results include a net negative impact of $13.3 million or $.27 per diluted share related to the AAE interest rate swaps and the aforementioned tax benefit. The 2008 results include $23.2 million or $.45 per diluted share in aggregate benefits from the reversal of tax reserves, income from the sale of real estate and the reversal of certain environmental reserves in Europe.
     Brian A. Kenney, president and chief executive officer of GATX, said, “Despite operating in the weakest rail market in decades, a strong effort by our commercial team enabled us to end the year with fleet utilization at 95.9%. Lease rates remained under pressure throughout the year, reflected by the fact that our fourth quarter Lease Price Index variance was negative 18.7%. As the year progressed, we shortened the term of lease renewals in anticipation of an eventual market recovery, with fourth quarter renewals averaging 43 months.
     “In Specialty, our ocean-going marine joint ventures also operated in depressed markets during 2009. Additionally, iron ore shipments on the Great Lakes were at their lowest level in 70 years, negatively affecting results at American Steamship Company (ASC) and across this industry.
     “We were able to offset a portion of the revenue pressure with a continued focus on cost reduction, as our selling, general and administrative expenses declined nearly 25% during 2009.”
     Mr. Kenney added, “Many of the challenges we faced in 2009 will continue into 2010. The markets we serve have stabilized, but at relatively low levels. While we see some initial signs of recovery, we expect pressure on rates and utilization to continue until the economy shows sustainable improvement. As a result, we currently expect 2010 earnings to be in the range of $1.50 — $1.70 per diluted share.”

     Mr. Kenney concluded, “In this environment, GATX remains focused on utilization, cost containment and asset growth. This focus will strengthen our long-term performance as the economy improves.”
RAIL
     Rail segment profit was $33.9 million in the fourth quarter of 2009, compared to $58.4 million in the fourth quarter of 2008. The fourth quarter 2009 and 2008 results include pre-tax unrealized losses of $2.4 million and $7.0 million, respectively, from interest rate swaps at AAE. Rail reported segment profit of $169.1 million in 2009, compared to $309.5 million in 2008. The 2009 results include pre-tax unrealized losses of $24.4 million related to interest rate swaps at AAE. The 2008 results include $20.2 million of pre-tax benefits from a real estate gain and environmental reserve reversal. The decline in 2009 segment profit was the result of market pressures that negatively affected utilization, lease rates, scrap income and remarketing income. Additionally, maintenance costs were higher in 2009 due primarily to the timing of scheduled railcar compliance programs.
     At December 31, 2009, Rail’s North American fleet totaled approximately 111,000 cars. Fleet utilization was 95.9%, same as in the prior quarter and down from 97.9% at 2008 year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 94.7%, down from 97.1% at 2008 year end.
     During the fourth quarter of 2009, lease renewal pricing on cars in GATX’s Lease Price Index (LPI) decreased 18.7% versus expiring lease rates, compared to an 8.5% decrease in the prior quarter and a 3.3% increase in the fourth quarter 2008. The average lease term on LPI renewals during the fourth quarter was 43 months, compared to 39 months in the prior quarter and 65 months in the fourth quarter of 2008. For the full-year 2009, lease renewal rates decreased 11.0% versus expiring rates with an average renewal term of 41 months. This compares with an average renewal rate increase of 5.2% and average renewal term of 63 months in 2008. Total investment volume in 2009 at Rail was $345 million, compared to $587 million in 2008.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $8.1 million in the fourth quarter of 2009 compared to $13.5 million in the prior year period. For 2009, Specialty reported segment profit of $51.6 million, compared to $105.9 million in 2008. Lower remarketing income and substantially lower share of affiliates’ earnings from the marine joint ventures contributed to the decline in segment profit year over year.

     The Specialty portfolio currently consists of approximately $677 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $252 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $6.0 million in the fourth quarter 2009 compared to $6.4 million in the fourth quarter 2008. Segment profit for 2009 was $16.1 million compared to $26.2 million in 2008. The full-year segment profit decrease was driven by a 40% reduction in tonnage carried in 2009 versus 2008. Demand for iron ore was negatively impacted by the dramatic drop in steel production early in the year. During the current winter lay-up season, ASC will work closely with its customers to gauge volume expectations for 2010 and plan winter maintenance and future vessel deployment accordingly.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2009 fourth quarter and full-year results. Teleconference details are as follows:
Thursday, January 21st
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-417-8525
International Dial-In: 1-719-457-2639
Replay: 1-888-203-1112 / Access Code: 5722946
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(01/21/10)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
Gross Income
Lease income	$226.2	$231.9	$905.1	$935.3
Marine operating revenue	52.7	66.4	128.4	267.1
Asset remarketing income	4.6	10.0	29.8	54.6
Other income	19.0	15.4	61.6	95.5

Revenues	302.5	323.7	1,124.9	1,352.5
Share of affiliates’ earnings	6.0	9.5	29.0	90.6

Total Gross Income	308.5	333.2	1,153.9	1,443.1

Ownership Costs
Depreciation	55.9	52.2	217.7	208.7
Interest expense, net	42.4	40.7	167.5	148.5
Operating lease expense	34.9	34.4	136.6	145.2

Total Ownership Costs	133.2	127.3	521.8	502.4

Other Costs and Expenses
Maintenance expense	73.7	63.2	269.0	257.1
Marine operating expense	36.2	48.3	87.2	201.8
Selling, general and administrative	25.9	39.1	127.8	168.9
Other	18.0	15.0	40.2	45.3

Total Other Costs and Expenses	153.8	165.6	524.2	673.1

Income before Income Taxes	21.5	40.3	107.9	267.6
Income Tax Provision	—	11.4	26.5	72.8

Net Income	$21.5	$28.9	$81.4	$194.8

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
Per Share Data

Basic	$0.47	$0.59	$1.74	$4.09

Average number of common shares	45.9	48.6	46.6	47.6

Diluted	$0.45	$0.58	$1.70	$3.88

Average number of common shares and common share equivalents	48.1	50.7	48.8	51.0

Dividends declared per common share	$0.28	$0.27	$1.12	$1.08

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	December 31	December 31
	2009	2008

Assets

Cash and Cash Equivalents	$41.7	$102.2
Restricted Cash	33.2	41.1

Receivables
Rent and other receivables	68.7	84.3
Finance leases	309.7	331.8
Less: allowance for possible losses	(13.4)	(18.6)

	365.0	397.5

Operating Lease Assets, Facilities and Other
Rail	5,449.0	5,232.3
Specialty	245.4	271.4
ASC	380.2	373.1
Less: allowance for depreciation	(2,041.3)	(1,955.2)

	4,033.3	3,921.6

Investments in Affiliated Companies	452.2	399.3
Goodwill	97.5	95.7
Other Assets	183.5	233.1

Total Assets	$5,206.4	$5,190.5

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$123.0	$140.1

Debt
Commercial paper and borrowings under bank credit facilities	70.8	125.1
Recourse	2,553.0	2,376.2
Nonrecourse	234.2	243.3
Capital lease obligations	54.8	64.7

	2,912.8	2,809.3

Deferred Income Taxes	730.6	710.7
Other Liabilities	337.4	405.9

Total Liabilities	4,103.8	4,066.0
Total Shareholders’ Equity	1,102.6	1,124.5

Total Liabilities and Shareholders’ Equity	$5,206.4	$5,190.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$210.2	$15.0	$1.0	$—	$226.2
Marine operating revenue	—	—	52.7	—	52.7
Asset remarketing income	2.6	2.0	—	—	4.6
Other income	18.1	0.6	0.2	0.1	19.0

Revenues	230.9	17.6	53.9	0.1	302.5
Share of affiliates’ earnings	(1.3)	7.3	—	—	6.0

Total Gross Income	229.6	24.9	53.9	0.1	308.5

Ownership Costs
Depreciation	48.1	4.1	3.7	—	55.9
Interest expense, net	33.0	7.2	2.2	—	42.4
Operating lease expense	34.6	0.4	—	(0.1)	34.9

Total Ownership Costs	115.7	11.7	5.9	(0.1)	133.2

Other Costs and Expenses
Maintenance expense	68.0	—	5.7	—	73.7
Marine operating expense	—	—	36.2	—	36.2
Other	12.0	5.1	0.1	0.8	18.0

Total Other Costs and Expenses	80.0	5.1	42.0	0.8	127.9

Segment Profit (Loss)	$33.9	$8.1	$6.0	$(0.6)	47.4

Selling, general and administrative					25.9

Income before Income Taxes					21.5
Income Tax Provision					—

Net Income					$21.5

Selected Data:

Investment Volume	$68.0	$33.6	$0.3	$2.0	$103.9

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.2	0.3	—	—	0.5
Residual Sharing Income	2.4	1.7	—	—	4.1

Total Asset Remarketing Income	$2.6	$2.0	$—	$—	$4.6

Scrapping Gains (a)	$3.5	—	—	—	$3.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$214.0	$16.9	$1.0	$—	$231.9
Marine operating revenue	—	—	66.4	—	66.4
Asset remarketing income	9.6	0.4	—	—	10.0
Other income	14.8	0.2	0.2	0.2	15.4

Revenues	238.4	17.5	67.6	0.2	323.7
Share of affiliates’ earnings	(1.3)	10.8	—	—	9.5

Total Gross Income	237.1	28.3	67.6	0.2	333.2

Ownership Costs
Depreciation	42.7	4.9	4.6	—	52.2
Interest expense, net	33.3	6.0	2.3	(0.9)	40.7
Operating lease expense	33.8	0.7	—	(0.1)	34.4

Total Ownership Costs	109.8	11.6	6.9	(1.0)	127.3

Other Costs and Expenses
Maintenance expense	57.5	—	5.7	—	63.2
Marine operating expense	—	—	48.3	—	48.3
Other	11.4	3.2	0.3	0.1	15.0

Total Other Costs and Expenses	68.9	3.2	54.3	0.1	126.5

Segment Profit	$58.4	$13.5	$6.4	$1.1	79.4

Selling, general and administrative					39.1

Income before Income Taxes					40.3
Income Tax Provision					11.4

Net Income					$28.9

Selected Data:

Investment Volume (a)	$320.5	$4.7	$1.2	$9.9	$336.3

Asset Remarketing Income:
Disposition Gains on Owned Assets	9.5	—	—	—	9.5
Residual Sharing Income	0.1	0.4	—	—	0.5

Total Asset Remarketing Income	$9.6	$0.4	$—	$—	$10.0

Scrapping Gains (b)	$3.5	—	—	—	$3.5

(a)	Rail investment includes debt principal amount of $188.0 million, assumed as part of portfolio acquisition

(b)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$844.5	$56.5	$4.1	$—	$905.1
Marine operating revenue	—	—	128.4	—	128.4
Asset remarketing income	14.0	15.8	—	—	29.8
Other income	57.9	2.4	0.2	1.1	61.6

Revenues	916.4	74.7	132.7	1.1	1,124.9
Share of affiliates’ earnings	(10.1)	39.1	—	—	29.0

Total Gross Income	906.3	113.8	132.7	1.1	1,153.9

Ownership Costs
Depreciation	189.1	18.6	10.0	—	217.7
Interest expense, net	128.7	26.8	9.0	3.0	167.5
Operating lease expense	135.5	1.4	—	(0.3)	136.6

Total Ownership Costs	453.3	46.8	19.0	2.7	521.8

Other Costs and Expenses
Maintenance expense	253.1	—	15.9	—	269.0
Marine operating expense	—	—	87.2	—	87.2
Other	30.8	15.4	(5.5)	(0.5)	40.2

Total Other Costs and Expenses	283.9	15.4	97.6	(0.5)	396.4

Segment Profit (Loss)	$169.1	$51.6	$16.1	$(1.1)	235.7

Selling, general and administrative					127.8

Income before Income Taxes					107.9
Income Tax Provision					26.5

Net Income					$81.4

Selected Data:

Investment Volume	$345.3	$119.5	$7.2	$8.4	$480.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.5	3.5	—	—	11.0
Residual Sharing Income	6.5	12.3	—	—	18.8

Total Asset Remarketing Income	$14.0	$15.8	$—	$—	$29.8

Scrapping Gains (a)	$9.7	—	—	—	$9.7

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$872.5	$58.6	$4.2	$—	$935.3
Marine operating revenue	—	—	267.1	—	267.1
Asset remarketing income	31.3	23.3	—	—	54.6
Other income	93.6	4.7	0.2	(3.0)	95.5

Revenues	997.4	86.6	271.5	(3.0)	1,352.5
Share of affiliates’ earnings	17.8	72.8	—	—	90.6

Total Gross Income	1,015.2	159.4	271.5	(3.0)	1,443.1

Ownership Costs
Depreciation	178.4	17.1	13.2	—	208.7
Interest expense, net	118.1	19.0	9.6	1.8	148.5
Operating lease expense	143.5	2.0	—	(0.3)	145.2

Total Ownership Costs	440.0	38.1	22.8	1.5	502.4

Other Costs and Expenses
Maintenance expense	239.5	0.2	17.4	—	257.1
Marine operating expense	—	—	201.8	—	201.8
Other	26.2	15.2	3.3	0.6	45.3

Total Other Costs and Expenses	265.7	15.4	222.5	0.6	504.2

Segment Profit (Loss)	$309.5	$105.9	$26.2	$(5.1)	436.5

Selling, general and administrative					168.9

Income before Income Taxes					267.6
Income Tax Provision					72.8

Net Income					$194.8

Selected Data:

Investment Volume (a)	$587.2	$163.3	$7.6	$23.0	$781.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	30.0	8.7	—	—	38.7
Residual Sharing Income	1.3	14.6	—	—	15.9

Total Asset Remarketing Income	$31.3	$23.3	$—	$—	$54.6

Scrapping Gains (b)	$29.4	—	—	—	$29.4

(a)	Rail investment includes debt principal amount of $188.0 million, assumed as part of portfolio acquisition

(b)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009

Assets by Segment (includes off-balance sheet assets)
Rail	$5,100.4	$4,960.7	$5,037.1	$5,118.0	$5,110.4
Specialty	643.0	613.3	609.7	676.8	676.0
ASC	275.0	266.8	280.0	262.1	269.0
Other	90.0	89.4	85.7	88.5	92.2

Total Assets, Excluding Cash	$6,108.4	$5,930.2	$6,012.5	$6,145.4	$6,147.6

Non-performing Investments	$19.2	$19.0	$25.6	$18.4	$18.2

Capital Structure
Commercial Paper and Bank Credit Facilities,
Net of Unrestricted Cash	$22.9	$66.0	$198.6	$0.3	$29.1
On Balance Sheet Recourse Debt	2,376.2	2,363.1	2,321.8	2,627.7	2,553.0
On Balance Sheet Nonrecourse Debt	243.3	240.5	238.8	236.9	234.2
Off Balance Sheet Recourse Debt	845.8	779.9	784.0	801.7	813.0
Off Balance Sheet Nonrecourse Debt	215.4	212.5	209.6	206.7	203.1
Capital Lease Obligations	64.7	60.8	59.2	56.1	54.8

Total Borrowings, Net of Unrestricted Cash	$3,768.3	$3,722.8	$3,812.0	$3,929.4	$3,887.2

Total Recourse Debt (a)	3,309.6	3,269.8	3,363.6	3,485.8	3,449.9
Shareholders’ Equity	1,124.5	1,069.7	1,069.8	1,112.2	1,102.6
Recourse Leverage	2.9	3.1	3.1	3.1	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009

North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	3.3%	-5.5%	-9.8%	-8.5%	-18.7%
Average Renewal Term (months)	65	45	36	39	43

Fleet Rollforward
Beginning Balance	109,874	112,976	112,326	111,154	111,206
Cars Added	4,411	354	711	1,478	774
Cars Scrapped	(970)	(855)	(1,056)	(1,302)	(1,108)
Cars Sold	(339)	(149)	(827)	(124)	(2)
Ending Balance	112,976	112,326	111,154	111,206	110,870
Utilization	97.9%	96.5%	96.0%	95.9%	95.9%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	19,583	19,724	19,886	20,000	20,005
Cars Added	144	190	124	91	100
Cars Scrapped/Sold	(3)	(28)	(10)	(86)	(72)
Ending Balance	19,724	19,886	20,000	20,005	20,033
Utilization	97.1%	96.5%	95.6%	94.7%	94.7%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	72.7%	69.3%	68.0%	70.5%	72.0%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	-2.5%	-16.3%	-19.5%	-18.1%	-16.1%
Year-over-year Change in U.S. Carloadings (chemical) (c)	-2.4%	-18.1%	-17.3%	-14.0%	-9.6%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-6.2%	-11.9%	-14.8%	-13.4%	-11.1%
Production Backlog at Railcar Manufacturers (d)	31,921	26,171	21,558	19,343	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	9.1	0.2	6.3	6.1	8.6

(a)	LPI is an internally generated business indicator that measures general lease pricing on renewals. The index reflects the weighted average lease rate for a selected group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average expiring lease rate and the weighted average renewal lease rate.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release